                                                                    Exhibit 10.8

                         BARNES & NOBLE, INC.
                      EMPLOYEES' RETIREMENT PLAN




                   Effective as of January 1, 1987
              Amended and Restated as of January 1, 1998

                                                                    Exhibit 10.8


                         BARNES & NOBLE, INC.
                      EMPLOYEES' RETIREMENT PLAN

                             INTRODUCTION

B. Dalton Bookseller, Inc., prior to 1987 a wholly-owned subsidiary of Dayton-Hudson Corporation, established the B. Dalton Company Employees' Retirement Plan as of January 1, 1987 ("B. Dalton Plan"). Effective January 1, 1992, the Pension Plan for Employees of Doubleday Book Shops, Inc. was merged into the B. Dalton Plan.

As of January 1, 1994, sponsorship of the B. Dalton Plan was transferred from B. Dalton Bookseller, Inc. to Barnes & Noble, Inc.. The B. Dalton Plan was amended and restated in its entirety and renamed the Barnes & Noble, Inc. Employees' Retirement Plan effective as of January 1, 1994 ("Plan").

This amendment and restatement of the Plan is effective as of January 1, 1998 and incorporates the provisions of the Retirement Protection Act of 1994 as part of the General Agreement on Tariffs and Trade.

Except as otherwise herein specified, the rights and benefits of any Participant who retires or whose employment is terminated are determined in accordance with the provisions of the Plan in effect and operative at the time of such retirement or termination.

                                                                    Exhibit 10.8



                             BARNES & NOBLE, INC.
                          EMPLOYEES' RETIREMENT PLAN

                              TABLE OF CONTENTS


                                                                            Page

ARTICLE 1.  DEFINITIONS .......................................................1

ARTICLE 2.  PARTICIPATION ....................................................13

         2.01 Participation Requirements .....................................13
         2.02 Determination of Eligibility Service ...........................13
         2.03 Events Affecting Participation .................................13
         2.04 Participation upon Reemployment ................................14

ARTICLE 3.  SERVICE ..........................................................15

         3.01 Years of Vesting Service .......................................15
         3.02 Credited Service ...............................................18
         3.03 Restoration of Retired Participant or Other Former Eligible
              Employee to Service ............................................19

ARTICLE 4.  ELIGIBILITY FOR AND AMOUNT OF BENEFITS ...........................24

         4.01 Normal Retirement ..............................................24
         4.02 Late Retirement ................................................25
         4.03 Early Retirement ...............................................27
         4.04 Vesting ........................................................27
         4.05 Spouse's Pension ...............................................28
         4.06 Maximum Benefit Limitation .....................................32
         4.07 Transfers and Employment with an Affiliate .....................33

ARTICLE 5.  PAYMENT OF PENSIONS ..............................................35

         5.01 Automatic Form of Payment ......................................35
         5.02 Optional Forms of Payment ......................................36
         5.03 Election of Options ............................................39
         5.04 Commencement of Payments .......................................41
         5.05 Distribution Limitation ........................................42
         5.06 Direct Rollover of Certain Distributions .......................42

ARTICLE 6.  CONTRIBUTIONS ....................................................44

         6.01 Employer's Contributions .......................................44
         6.02 Return of Contributions ........................................44

ARTICLE 7.  ADMINISTRATION OF PLAN ...........................................45


         7.01 Plan Sponsor and Plan Administrator ............................45
         7.02 Administrative Responsibilities ................................45

                         BARNES & NOBLE, INC.
                      EMPLOYEES' RETIREMENT PLAN

                          TABLE OF CONTENTS
                               (cont'd)

                                                                            Page

         7.03 Delegation of Responsibilities .................................46
         7.04 Certified Earnings and Bonding .................................46
         7.05 Service in More Than One Fiduciary Capacity ....................46
         7.06 Indemnification ................................................47
         7.07 Establishment of Rules .........................................47
         7.08 Correction of Errors ...........................................47
         7.09 Prudent Conduct ................................................48
         7.10 Actuary ........................................................48
         7.11 Maintenance of Accounts ........................................48
         7.12 Records ........................................................48
         7.13 Appointment of Investment Manager ..............................48
         7.14 Expenses of Administration .....................................49
         7.15 Claims and Review Procedures ...................................49

ARTICLE 8.  MANAGEMENT OF FUNDS ..............................................53

         8.01 Funding Agent ..................................................53
         8.02 Exclusive Benefit Rule .........................................54
         8.03 Funding Policy .................................................54

ARTICLE 9.  GENERAL PROVISIONS ...............................................55

         9.01 Nonalienation ..................................................55
         9.02 Conditions of Employment Not Affected by Plan ..................55
         9.03 Facility of Payment ............................................56
         9.04 Information ....................................................56
         9.05 Top-Heavy Provisions ...........................................56
         9.06 Offsets ........................................................60
         9.07 Construction ...................................................60
         9.08 Prevention of Escheat ..........................................61

ARTICLE 10.  AMENDMENT, MERGER, AND TERMINATION ..............................62

         10.01 Amendment of Plan .............................................62
         10.02 Merger, Consolidation, or Transfer ............................62
         10.03 Additional Participating Employers ............................63
         10.04 Termination of Plan ...........................................63
         10.05 Limitation Concerning Highly Compensated Employees or Highly
               Compensated Former Employees ..................................64
         10.06 Doubleday Book Shops, Inc .....................................65

                         BARNES & NOBLE, INC.
                      EMPLOYEES' RETIREMENT PLAN

                          TABLE OF CONTENTS
                               (cont'd)

                                                                            Page

APPENDIX A.  ACTUARIAL FACTORS ...............................................66

APPENDIX B.  PROVISIONS APPLICABLE TO EMPLOYEES OF DOUBLEDAY BOOK SHOPS, INC .68

                                                             Exhibit 10.8

                           BARNES & NOBLE, INC.
                        EMPLOYEES' RETIREMENT PLAN

                          ARTICLE 1. DEFINITIONS

1.01 "Accrued Benefit" means, as of any date of determination, the normal retirement Pension of a Participant computed under
         Section 4.01 on the basis of the Participant's Final Average Compensation, the number of years of Credited Service and other applicable components of the Plan formula, as of that date.

1.02 "Actuarial Equivalent" means the equivalent value when computed on the basis of the IRS Mortality Table and IRS Interest Rate, except as otherwise specified in the Plan or Appendix A.

1.03     "Administrator" means the Company in its role described in Article 7.

1.04 "Affiliate" means any company not participating in the Plan which is (i) a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes as a member the Employer; (ii) any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; or (iv) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. Notwithstanding the foregoing sentence, for purposes of Section 4.06, Section 3.01(e)(iii), and Section 3.02(c)(iii), the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

1.05 "Annuity Starting Date" means, unless the Plan expressly provides otherwise, the first day of the first period for which an amount is due as an annuity or any other form.

1.06 "Beneficiary" means the person or persons named by a Participant by written designation filed with the Administrator to receive payments after the Participant's death.

1.07 "Board of Directors" means the Board of Directors of the Company, as from time to time constituted, or any executive committee thereof authorized to act for said Board of Directors.

1.08 "Break in Service" means a period which constitutes a break in an Eligible Employee's Years of Vesting Service, as provided in
         Section 3.01(c).

1.09 "Certified Earnings" means the basic cash remuneration paid to an Eligible Employee for services rendered to the Employer, determined prior to any pre-tax contributions under a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) or under a "cafeteria plan" (as defined under Section 125 of the Code and its applicable regulations), including salary, hourly wages, commissions, overtime pay, and bonus pay, but excluding (a) expense allowances or reimbursements, payments or contributions to or for the benefit of the Participant under this Plan or any other employee benefit plan, deferred compensation payments under any deferred compensation plan, merchandise discounts or benefits in the form or use of property, except to the extent such amounts are required to be included in determining the Eligible Employee's regular rate of pay under the Federal Fair Labor Standards Act for purposes of computing his overtime pay,
         (b) any bonus paid to the Eligible Employee under a plan or policy of the Employer that is paid in a calendar year other than the calendar year in which such bonus would normally be paid under such plan or policy, or (c) amounts paid by any entity other than the Employer.

         However, effective on and after January 1, 1989 and before January 1, 1994, Certified Earnings taken into account for any purpose under the Plan, including the determination of Final Average Compensation, shall not exceed $200,000 per year. Except as provided below, as of January 1 of each calendar year on and after January 1, 1990 and before January 1, 1994, the applicable limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum

         Certified Earnings to be taken into account for Plan purposes for that calendar year only in lieu of the $200,000 limitation set forth above. Commencing with the Plan Year beginning in 1994, Certified Earnings taken into account for any purpose under the Plan, including the determination of Final Average Compensation, shall not exceed $150,000, as adjusted in accordance with Sections 401(a)(17)(B) and 415(d)(1)A) of the Code.

1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.11 "Company" means prior to January 1, 1994, B. Dalton Bookseller, Inc., and thereafter, Barnes & Noble, Inc. and any successor thereof by merger, purchase, or otherwise.

1.12 "Covered Compensation" means, for any Participant, the average, rounded to the nearest $3,000, of the taxable wage bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the calendar year in which the Participant attains (or will attain) his Social
         Security Retirement Age. In determining a Participant's Covered Compensation for any Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan Year for which the determination is made.

1.13 "Credited Service" means service recognized for purposes of computing the amount of any benefit, determined as provided in
         Section 3.02.

1.14     "Effective Date" means January 1, 1987.

1.15 "Eligible Employee" means any Employee who receives from an Employer compensation other than a pension, severance pay, retainer or fee under contract, but excluding any individual classified by the Employer as a Leased Employee or independent contractor, regardless of their classification by the Internal Revenue Service for tax withholding purposes, any person who is included in a unit of Employees covered by a collective bargaining agreement which does not provide for his membership in the Plan, any non-resident alien with no U.S.-source income (as described in Code Section 861(a)(3)), and any Employee whose services are performed outside the continental United States (including Alaska and Puerto Rico) or Hawaii, or whose base of operations is outside the continental U.S. (including Alaska and Puerto Rico) or Hawaii.

1.16     "Employee" means any person who is employed by an Employer.

1.17     "Employer" means the Company with respect to its employees; or

         any other company participating in the Plan as provided in
         Section 10.03 with respect to its employees.

1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                                                                          Page 5
1.19 "Final Average Compensation" means the average annual Certified Earnings of a Participant during the five consecutive Plan Years in the last ten or fewer Plan Years during which he completes at least 1,000 Hours of Service in each such Plan Year affording the highest such average, or during all of the Plan Years in which he completes 1,000 Hours of Service, if less than five years. The Plan Year in which the Participant first completes an Hour of Service and/or the Plan Year in which he incurs a Termination of Employment shall be included in the determination of Final Average Compensation, even if he completed less than 1,000 Hours of Service in each of such Plan Years, if the inclusion of Certified Earnings in either or both of such Plan
         Years results in a higher Final Average Compensation, provided that such Plan Years are within the last ten consecutive Plan
         Years.

1.20 "Five Percent Owner" means with respect to a corporation, any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5 percent of the outstanding stock of the corporation or stock possessing more than 5 percent of the total voting power of the corporation.

1.21 "Funding Agent" means the trustee or trustees or the legal reserve life insurance company by whom the funds of the Plan are held, as provided in Article 8.

1.22 "Highly Compensated Employee" means with respect to a Plan Year commencing on or after January 1, 1997, any employee of the Employer or an Affiliate (whether or not eligible for the Plan) who:
                  (a) was a Five Percent Owner for such Plan Year or the prior Plan Year, or

                  (b) for the preceding Plan Year received Statutory Compensation in excess of $80,000 (as adjusted by the Secretary of the Treasury from time to time), and, if the Employer so elects, was among the highest 20 percent of employees for the preceding Plan Year when ranked by Statutory Compensation paid for that year excluding, for purposes of determining the number of such employees, such employees as the Administrator may determine on a consistent basis pursuant to
                          Section 414(q) of the Code. For this purpose,

                          "Statutory Compensation" shall mean the wages, salaries, and other amounts paid in respect of an employee for services actually rendered to an Employer or an Affiliate and including amounts excluded from the income of an employee pursuant to Sections 125, 402(e)(3), 402(h)(1)(B), and 403(b) of the Code, but
                          excluding deferred compensation, stock options, and other distributions which receive special tax benefits under the Code.

         Notwithstanding the foregoing, employees who are nonresident aliens and who receive no earned income from the Employer or an Affiliate which constitutes income from sources within the United States shall be disregarded for all purposes of this Section.

         The provisions of this Section shall be further subject to such additional requirements as shall be described in Section 414(q) of the Code and its applicable regulations, which shall override any aspects of this Section inconsistent therewith.

1.23 "Hour of Service" means, with respect to any applicable computation period,
                  (a) each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate,

                  (b) each hour for which an Employee is paid or entitled to payment by the Employer or an Affiliate on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period,

                  (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made,

                  (d) solely for purposes of determining whether an Employee has incurred a Break in Service under the Plan, each hour for which an Employee would normally be credited under paragraph (a) or (b) above during a period of Parental Leave but not more than 501 hours for any single continuous period. In the case in which hours cannot be determined, eight hours of service per day of such absence shall be credited. However, the number of hours credited to an Employee under this paragraph
                          (d) during the computation period in which the Parental Leave began, when added to the hours credited to an Employee under paragraphs (a) through (c) above during that computation period, shall not exceed 501. If the number of hours credited under this paragraph
                          (d) for the computation period in which the Parental Leave began is zero, the provisions of this paragraph
                          (d) shall apply as though the Parental Leave began in the immediately following computation period, and

                  (e) solely for purposes of determining whether an Employee has incurred a Break in Service under the Plan, each hour for which an Employee would normally be credited under paragraph (a) or (b) above during a period of leave for the birth, adoption or placement of a child, to care for a spouse or an immediate family member with a serious illness or for the Employee's own illness pursuant to the Family and Medical Leave Act of 1993 and its regulations.

         For purposes of paragraph (b), a payment shall be deemed to be made by or due from an Employer or Affiliate regardless of whether such payment is made by or due from an Employer or Affiliate directly, or indirectly through, among others, a trust fund or insurer to which the Employer or Affiliate contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

         No more than 501 hours shall be credited under paragraph (b) above for the non-performance of duties for any single continuous period (whether or not such period occurs in a single computation period).

         No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws.

         The Hours of Service credited shall be determined as required by Title 29 of the Code of Federal Regulations, Section 2530.200b-2(b) and (c). In crediting Hours of Service hereunder, each Employee for whom the Employer or Affiliate does not maintain hourly work records and who completes at least one Hour of Service (pursuant to paragraphs (a), (b), or (c) above)

         during any week shall be credited with 45 Hours of Service for such week. For each other Employee, Hours of Service shall be credited based on the number of hours actually worked.

1.24 "IRS Interest Rate" means the annual rate of interest on 30-year Treasury Securities as published by the Commissioner in the calendar month preceding the applicable Stability Period.

1.25 "IRS Mortality Table" means the mortality table prescribed by the Secretary of the Treasury under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the first day of the applicable Stability Period.

1.26 "Leased Employee" means any person as so defined in Section 414(n) of the Code.

1.27     "Limitation Year" means the calendar year.

1.28 "Normal Retirement Age" means an Eligible Employee's 65th birthday or the fifth anniversary of the date he becomes a Participant, if later.

1.29 "Normal Retirement Date" means the last day of the calendar month in which an Eligible Employee reaches his Normal Retirement Age.

1.30 "Parental Leave" means a period in which the Eligible Employee is absent from work immediately following his or her active employment because of the Eligible Employee's pregnancy, the birth of the Eligible Employee's child, the placement of a child with the Eligible Employee in connection with the adoption of that child by the Eligible Employee, or for purposes of caring for that child for a period beginning immediately following birth or placement.

1.31 "Participant" means any person included in the membership of the Plan, as provided in Article 2.

1.32     "Pension" means annual payments under the Plan as provided in
         Article 5.

1.33 "Plan" means the Barnes & Noble, Inc. Employees' Retirement Plan, as set forth in this document or as amended from time to time.

1.34     "Plan Year" means the calendar year.

1.35     "Protected Benefit" means, as of any date of determination,

         the Accrued Benefit of a Participant and


                  (a) any right of the Participant under the terms of the Plan as of such date to have such Accrued Benefit commence on a date other than the Normal Retirement Date,

                  (b) any right of the Participant under the terms of the Plan as of such date to have such Accrued Benefit payable in an optional form of payment, and

                  (c) the methodology under the terms of the Plan as of such date for determining the amount of benefit payable as a result of the exercise of any right of the Participant expressed in paragraph (a) or (b) above.

         For the sole purposes of paragraph (c) above, any provision of the Plan that requires payment of a Participant's Pension in a form other than that described in Section 5.01(a) shall be considered to be the exercise of a right by the Participant therefor.

1.36 "Qualified Joint and Survivor Annuity" means an annuity described in Section 5.01(b).

1.37 "Social Security Retirement Age" means age 65 with respect to a Participant who was born before January 1, 1938; age 66 with respect to a Participant who was born after December 31,

         1937 and before January 1, 1955; and age 67 with respect to a Participant who was born after December 31, 1954.

1.38 "Spousal Consent" means the irrevocable, written consent given by a Participant's spouse to an election made by the Participant of a specified form of Pension, a designation of a specified Beneficiary as provided in Article 5, or the waiver of the spouse's benefit payable under Section 4.05. The specified form or specified Beneficiary shall not be changed unless further Spousal Consent is given, unless the spouse expressly waives the right to consent to any future changes. Spousal Consent shall be duly witnessed by a notary public and shall acknowledge the effect on the spouse of the Participant's election. The requirement for Spousal Consent may be waived by the Administrator in the event that the Participant establishes to its satisfaction that he has no spouse, that such spouse cannot be located, that a legal separation has occurred or under such other circumstances as may be permitted under applicable Treasury Department regulations. Spousal Consent shall be applicable only to the particular spouse who provides such consent.


1.39 "Stability Period" means the Plan Year in which occurs the Annuity Starting Date for the distribution.

1.40 "Suspendible Month" means a month in which the Participant completes at least 40 Hours of Service with the Employer or an Affiliate.

1.41 "Termination of Employment" means the date the Employee's employment with the Employer and all Affiliates ceases, as determined by the Employer, due to his resignation, discharge, retirement, death, failure to return to active service at the end of an authorized leave of absence or the authorized extension(s) thereof, failure to return to service when duly called following a temporary layoff, or the occurrence of any event or circumstance under the policy of the Employer or Affiliate, or predecessor employer, in effect from time to time that results in the termination of the Employer/Employee relationship; provided, however, that a Termination of Employment shall not be deemed to have occurred while an Employee, prior to his Normal Retirement Date, is receiving, or fulfilling a six-month waiting period to be eligible to receive, payments under a long-term disability plan of the Employer
         (assuming the Employee makes timely application therefor).

1.42 "Trustee" means the trustee or trustees in the separate trust forming part of this Plan and any additional or successor Trustees as may be appointed by the Company pursuant to
         Article 8.

1.43     "Trust Fund" means the aggregate of assets described in Article 8.

1.44 "Year of Eligibility Service" means the period of service recognized for purposes of determining eligibility for membership in the Plan, determined as provided in Section 2.02.

1.45 "Years of Vesting Service" means the period of service recognized for purposes of determining eligibility for a vested Pension under the Plan, determined as provided in Section 3.01.

                         ARTICLE 2. PARTICIPATION

2.01     Participation Requirements


         Every person who was a Participant in the Plan on December 31, 1997 shall continue to be a Participant on January 1, 1998. Every other Employee shall become a Participant in the Plan as of the first day of the calendar month coinciding with or immediately following (a) the date he completes one Year of Eligibility Service or (b) his 21st birthday, whichever is later, provided he is then an Eligible Employee.

2.02     Determination of Eligibility Service

         Solely for purposes of this Article, a Year of Eligibility Service shall be the 12-month period beginning on the date an Eligible Employee first completes an Hour of Service upon hire or rehire, or any Plan Year beginning after that date, in which he completes at least 1,000 Hours of Service. In the event an Eligible Employee incurs a Break in Service prior to his completing one Year of Eligibility Service, upon his reemployment, he shall be credited with one Year of Eligibility Service for the 12-month period beginning on the date he first completes an Hour of Service after he incurs a Break in Service or any Plan Year beginning after that date, in which he completes at least 1,000 Hours of Service.

2.03     Events Affecting Participation

         A person's participation in the Plan shall end when he is no longer employed by the Employer or an Affiliate if he is not entitled to either an immediate or a deferred Pension under the Plan. Participation shall continue while on approved leave of absence from service or during a period while he is not an Eligible Employee but is in the employ of the Employer or an Affiliate, but no Years of Vesting Service or Credited Service shall be counted for that period, except as specifically provided in Article 3 and Section 4.07, and such person's benefit shall be determined in accordance with the provisions of the Plan in effect on the date he ceased to be an Eligible Employee.

2.04     Participation upon Reemployment

         If an Eligible Employee's participation in the Plan ends and he again becomes an Eligible Employee, he shall be considered a new Eligible Employee for all purposes of the Plan, except as provided in Section 3.03.

                            ARTICLE 3. SERVICE

3.01     Years of Vesting Service

 (a) A Plan Year in which an Eligible Employee completes at least 1,000 Hours of Service counts as a full Year of Vesting Service. Except as provided below, no Years of Vesting Service is counted for any Plan Year in which an Eligible Employee completes less than 1,000 Hours of Service, except that the Plan Year during which he first completed an Hour of Service and the Plan Year containing his Termination of Employment shall be aggregated for the purpose of determining if the Eligible Employee shall be credited with an additional Year of Vesting Service, provided the Eligible Employee works at an annualized rate of 1,000 Hours of Service in the Plan Year in which his Termination of Employment occurs.

 (b) Service rendered prior to January 1, 1989 shall be recognized for vesting purposes to the extent that such service was recognized for such purpose under the terms of the Plan as in effect prior to such date.

 (c) An Eligible Employee shall incur a one-year Break in Service for any Plan Year after the year in which an Eligible Employee first becomes employed during which he does not complete more than 500 Hours of Service. If an Eligible Employee who has not completed the vesting requirements for a vested Pension has a Break in Service in which the number of consecutive one-year Breaks in Service equals or exceeds five, the service rendered before his most recent Break in Service shall be excluded from his Years of Vesting Service. If an Eligible Employee terminates his employment with the Employer and all Affiliates and is reemployed after having a Break in Service, his service before the Break in Service shall be excluded from his Years of Vesting Service, except as provided in Section 3.03. A period during which an Eligible

         Employee is on a leave of absence approved by the Employer or on temporary layoff shall not be considered as a Break in Service, provided he returns to work at the end of an approved leave of absence or upon recall when notified after a temporary layoff.

 (d) If an Eligible Employee shall have been absent from the service of the Employer because of service in the Armed Forces of the United States and if he shall have returned to the service of the Employer having applied to return while his reemployment rights were protected by law, that absence shall not count as a Break in Service, but instead shall be counted as Years of

         Vesting Service.

 (e) Each of the following periods of service shall be counted in a person's Years of Vesting Service to the extent that it would be recognized under paragraphs (a) through (c) above with respect to Eligible Employees:

         (i) a period of service as an Employee, but not an Eligible Employee, of the Employer,

         (ii) a period of service as an employee of an Affiliate (excluding any period of service prior to the date the entity became an Affiliate, unless otherwise provided by the Board of Directors), and

         (iii) in the case of a person who is a Leased Employee before or after a period of service as an Eligible Employee or a period of service described in (i) or
                  (ii) above, a period during which he has performed services for the Employer or an Affiliate as a Leased Employee.

         The Break in Service rules of Sections 3.01 and 3.03 shall be applied as though all such periods of service were service as an Eligible Employee.

 (f) Notwithstanding any provision of this Section 3.01 to the contrary, all Years of Vesting Service calculations for an Eligible Employee hired prior to January 1, 1976 shall be made using the elapsed time method described in IRS Regulation
         Section 1.410(a)-7T. Service with regard to an individual hired prior to January 1, 1976 shall begin on the date the Eligible Employee first completes an Hour of Service and ends on the Eligible Employee's severance date. For purposes of this Section 3.01(f), "severance date" means the earlier of (i) the date an Eligible Employee quits, retires, is discharged or dies or (ii) the first anniversary of the date on which an Eligible Employee is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, layoff or leave of absence. If the employment of an Eligible Employee hired prior to January 1, 1976 is terminated and he is later reemployed within one year, the period between his severance date and the date of his reemployment shall be included in his Years of Vesting Service. However, if his employment is terminated during a period of absence from service for reasons such as vacation, sickness, disability, layoff or leave of absence approved by the Employer, service shall be counted for the period from his severance date to the date of his reemployment only if he is reemployed within one year of the first day of that absence. For purposes of this Section 3.01(f), a Break in Service shall occur if an Eligible Employee is not reemployed within one year after a severance date; provided, however, that is an Eligible Employee's employment is terminated or if the Eligible Employee is otherwise absent from work because of Parental Leave (as defined in Section 1.30), a Break in Service shall occur only if the Eligible Employee is not reemployed or does not return to active service within two years of his severance date; and provided further that the first year of such absence for Parental Leave, measured from his severance date, shall not be considered in determining the Eligible Employee's "period of Break in Service" for purposes of Section 3.01(c).

3.02     Credited Service

 (a) A full year of Credited Service shall be counted for each Plan Year during which an Eligible Employee completes 1,000 Hours of Service as an Eligible Employee. If an Eligible Employee does not complete 1,000 Hours of Service during the Plan Years in which he first completes an Hour of Service or incurs his Termination of Employment, he shall receive credit for a fractional year equal to the actual number of months worked during such Plan Years, provided that he was working at the rate of 1,000 Hours of Service per Plan Year. For purposes of the preceding sentence, an Eligible Employee shall receive credit for a month of service, provided he has worked 15 or more days during such month.

 (b) Credited Service shall include, to the extent required by law, any period of absence from service with the Employer due to service in the Armed Forces of the United States which is counted in an Eligible Employee's Years of Vesting Service as provided in Section 3.01(d) and which occurs after the date the Employee meets the requirements to be an Eligible Employee.

 (c) Credited Service shall not be credited for any period in which a Participant is (i) not an Eligible Employee but is in the employ of the Employer, or (ii) in the employ of an Affiliate, or (iii) performing services for the Employer or an Affiliate as a Leased Employee.

 (d) Notwithstanding any provision of this Section 3.02 to the contrary, all Credited Service calculations for a Participant employed by the Company prior to January 1, 1976 shall be made using the elapsed time method as described in IRS Regulation Section 1.410(a)-7T. Service with regard to an individual hired prior to January 1, 1976 shall begin on the date the Eligible Employee first completes an Hour of

         Service and ends on the Eligible Employee's severance date. For purposes of this Section 3.02(d), "severance date" means the earlier of (i) the date an

         Eligible Employee quits, retires, is discharged or dies or (ii) the first anniversary of the date on which an Eligible Employee is first absent from service, with or without pay, for any other reason such as vacation, sickness, disability, layoff or leave of absence.

3.03 Restoration of Retired Participant or Other Former Eligible Employee to Service

 (a) If a Participant in receipt of a Pension is restored to service with the Employer as an Eligible Employee, the following shall apply:

         (i) His Pension shall continue through the month in which he completes at least 960 Hours of Service, after which (A) if his restoration to service occurs after his Normal Retirement Date, his Pension shall be suspended during each Suspendible Month (unless the provisions of Sections 4.02(c) and 5.04(b) are applicable), and any optional benefit shall remain in effect, unless the Participant shall elect otherwise; if the Participant had commenced payment prior to his Normal Retirement Date, however, any additional Pension he accrues after his restoration to service shall be paid to his surviving spouse in accordance with the provisions of Section
                  4.05 if he should die in active service, and (B) if his restoration to service occurs before his Normal Retirement Date, his Pension shall be suspended during each Suspendible Month (unless the provisions of Sections 4.02(c) and 5.04(b) are applicable), and any election of an optional benefit in effect shall be void.

         (ii) Any Years of Vesting Service and Credited Service to which he was entitled when he retired or terminated service shall be restored to him.

         (iii) Upon later retirement or termination his Pension shall be based on the benefit formula then in effect and his Certified Earnings and Credited Service before and after the period when he was not in the service of the Employer reduced by an amount that is the

                  Actuarial Equivalent of the benefits, if any, he received

                  before the earlier of the date of his restoration to service or his Normal Retirement Date.

         (iv) The part of the Participant's Pension upon later retirement payable with respect to Credited Service rendered before his previous Termination of Employment shall never be less than the amount of his previous Pension modified to reflect any option in effect on his later retirement.

         (v) Upon later retirement of a Participant in service after his Normal Retirement Date, payment of the Participant's Pension shall resume no later than the third month after the latest Suspendible Month during the period of restoration, and shall be adjusted, if necessary, in compliance with Title 29 of the Code of Federal Regulations, Section 2530.203-3 in a consistent and nondiscriminatory manner.

         (vi) If a monthly Pension payment is made for a calendar month and it is determined after the Participant's later retirement and subsequent recommencement of benefits that such payment was subject to permanent withholding pursuant to the provisions of this paragraph (a), the amount of such payment shall be applied as an offset against subsequent monthly payments unless the Participant has previously repaid the overpayment. However, the amount of any such offset shall not exceed, in any month after the Participant attains Normal Retirement Age, 25 percent of the monthly total benefit payment that would have been paid but for the offset.

         (vii) The Employer shall notify a Participant of any suspension under subparagraph (i) above. The notice shall conform to the requirements of Section 2530.203-3(b)(4) of the Department of Labor Regulations. The provisions of this Section shall be administered in accordance with Section 2530.203-3 of the Department of Labor Regulations.

 (b) If a Participant entitled to but not in receipt of a Pension, or a former Participant, or an Eligible Employee who was never a Participant is reemployed without having had a Break in Service, his Years of Vesting Service and Credited
         Service shall be determined as provided in Sections 3.01 and 3.02, and if reemployed as an Eligible Employee, he shall, in the case of a former Participant, immediately be restored as a Participant as of his date of reemployment, and in the case of an Eligible Employee who was never a Participant, become a Participant in accordance with Section 2.01. However, if a former Participant received a lump sum settlement in lieu of a Pension, the Credited Service to which he was entitled at the time of his termination of service shall be restored to him in accordance with the provisions of Section 3.03(c)(ii).

 (c) If a Participant entitled to but not in receipt of a Pension or a former Participant who received a lump sum settlement in lieu of a Pension is reemployed after having had a Break in Service, the following shall apply:

         (i) The Years of Vesting Service to which he was previously entitled shall be restored to him, and if reemployed as an Eligible Employee, he shall immediately be restored as a Participant as of his date of reemployment.

         (ii) Any Credited Service to which the Participant was entitled at the time of his termination of service shall be restored to him, except that if he received a lump sum settlement by the end of the second Plan Year following the Plan Year in which he incurred a Termination of Employment, that Credited Service shall not be restored to him.

         (iii) Upon later termination or retirement of a Participant whose previous Credited Service has been restored under this paragraph (c), his Pension shall be based on the benefit formula then in effect and his Certified Earnings and Credited Service before and after the period when he was not in the service of the Employer, and shall be reduced, if applicable, but not below zero, by an amount of Actuarial Equivalent value to any lump sum settlement received upon his prior termination. However, in no event shall the reduction provided for in the preceding sentence exceed the portion of the Participant's Pension based on the period of Credited Service included in the calculation of the lump sum payment.

 (d) If a former Participant who is not entitled to a Pension is restored to service, either as an Eligible Employee or as an Employee, after having had a Break in Service, the following shall apply:

         (i) He shall again become a Participant as of his date of restoration to service as an Eligible Employee.

         (ii) Upon his restoration to membership, the Years of Vesting Service to which he was previously entitled shall be restored to him if the total number of consecutive one-year Breaks in Service does not equal or exceed five.

         (iii) Any Credited Service to which the Participant was entitled at the time of his Termination of Employment of service which is included in the Years of Vesting Service so restored shall be restored to him.

         (iv) Upon later termination or retirement of a Participant whose previous Credited Service has been restored under this paragraph (d), his Pension, if any, shall be based on the benefit formula then in effect and his Certified Earnings and Credited Service before and after the period when he was not an Eligible Employee.

 (e) If an Eligible Employee who was never a Participant is restored to service with the Employer, after having had a Break in Service, the Years of Vesting Service to which he was previously entitled under Section 3.01(e) shall be restored to him if he would be entitled to nonforfeitable benefits under the Plan if he were a Participant, or otherwise, if the total number of consecutive one-year Breaks in Service does not equal or exceed five.

            ARTICLE 4. ELIGIBILITY FOR AND AMOUNT OF BENEFITS

4.01     Normal Retirement

 (a) The right of a Participant to his normal retirement Pension shall be nonforfeitable as of his Normal Retirement Age. A Participant who has attained his Normal Retirement Age may retire from service with the Employer and all Affiliates and receive a normal retirement Pension beginning on his Normal Retirement Date, or he may postpone his retirement and remain in service after his Normal Retirement Date, in which event the provisions of Section 4.02 shall be applicable.

 (b) Subject to the provisions of Section 5.01, the annual normal retirement Pension payable upon retirement on a Participant's Normal Retirement Date (provided he is alive on such date) shall be equal to .7 percent of the Participant's
         Final Average Compensation not in excess of Covered Compensation, plus 1.3 percent of such Final Average Compensation in excess of Covered Compensation, multiplied by the number of years of his Credited Service up to 35 such years; provided, however, that the annual normal retirement Pension of a Participant who is affected by the imposition of the $150,000 limitation on Certified Earnings provided in Section 1.09 shall be equal to the greater of (i) the Participant's Pension calculated under the provisions of the Plan as determined with regard to such imposition or (ii) a Pension equal to the Participant's Accrued Benefit determined as of December 31, 1993 plus the Participant's Accrued Benefit based solely on service after such date under the provisions of the Plan as determined with regard to such imposition. For purposes of the Plan, the Accrued
         Benefit as of December 31, 1993 shall be determined with regard to the $200,000 limitation on Certified Earnings provided in Section 1.09, but not less than the Participant's Accrued Benefit determined as of December 31,
         1988. However, the annual normal retirement Pension shall never be less than the greatest annual amount of reduced early retirement Pension which the Participant could have received under Section 4.03 before his Normal Retirement Date and no increase in Covered Compensation shall decrease a Participant's Accrued Benefit under the Plan.

 (c) Except as otherwise provided in Section 401(l) of the Code and applicable regulations thereunder, the cumulative permitted disparity fraction for purposes of computing a Participant's normal retirement Pension shall not exceed 35.

 (d) Notwithstanding the foregoing, the minimum monthly Pension payable to a Participant shall be equal to $2.00 multiplied by his years of Credited Service.

4.02     Late Retirement

 (a) If a Participant postpones his retirement as provided in Section 4.01(a), upon his Termination of Employment from the Employer and all Affiliates, he shall be entitled to a late retirement Pension beginning on the first day of the calendar month after the Administrator receives his written application to retire, which shall be his late retirement date.

 (b) A Participant who remains in service after his Normal Retirement Date shall be entitled to a monthly retirement Pension for each month during the postponement period which does not constitute a Suspendible Month. Upon later retirement, the Participant shall be entitled to an immediate late retirement Pension beginning on the Participant's late retirement date (provided he is alive on such date), and subject to the provisions of Section 5.01, shall be equal to the amount determined in accordance with Section 4.01 based on the Participant's Credited Service and Final Average Compensation as of his late retirement date reduced by an amount that is the Actuarial Equivalent of any benefits he previously received pursuant to the preceding sentence;

         provided that if the Participant's actual late retirement date is later than the first day of the first Plan Year following his Normal Retirement Date, his late retirement Pension shall be recomputed as of the first day of each subsequent Plan Year before the Participant's actual late retirement date (and as of his actual late retirement date) as if each such date were Participant's late retirement date; and provided further that no reduction hereunder as of the date of any such recomputation shall reduce the Participant's late retirement Pension below the amount of late retirement Pension payable to the Participant prior to such recomputation.

 (c)     (i)      In the event a Participant's  Pension is required to
                  begin under Section 5.04(b) prior to January 1, 1998 and while the Participant is in active service, such required beginning date shall not be the Participant's Annuity Starting Date for purposes of Article 5 and the Participant shall receive a late retirement Pension commencing on or before such required beginning date in an amount determined as if he had retired on such date. The
                  Pension payable to the Participant during his period of active service shall be in the form of a single life annuity. Upon subsequent retirement, the Participant's Pension shall be paid in accordance with the Participant's form of payment election made pursuant to Article 5.

         (ii) In the event a Participant's Pension is required to begin under Section 5.04(b) on or after January 1, 1998 and while the Participant in active service, such beginning date shall be the Participant's Annuity Starting Date for purposes of Article 5, and his Pension shall be paid in accordance with the Participant's form of payment election made pursuant to Article 5.

         (iii) As of each succeeding December 31 prior to the Participant's actual late retirement date (and as of his actual late retirement date), the Participant's Pension shall be recomputed to reflect additional accruals. The Participant's recomputed Pension shall then be reduced by the Actuarial Equivalent of the total payments of his late retirement Pension which were paid prior to each such recomputation to arrive at the Participant's late retirement Pension; provided that no such reduction shall reduce the Participant's late retirement Pension below the amount of late retirement Pension payable to the

                  Participant prior to the recomputation of such Pension.

4.03     Early Retirement

 (a) A Participant who has not reached his Normal Retirement Date but who, prior to his Termination of Employment from the Employer and all Affiliates, has reached his 55th birthday and completed five Years of Vesting Service may retire from service with the Employer and all Affiliates and receive an early retirement Pension beginning on the first day of the calendar month after the Administrator receives his written application to retire, which shall be his early retirement date (provided he is living on such date).

 (b) The early retirement Pension shall be a deferred Pension beginning on the Participant's Normal Retirement Date, and subject to the provisions of Section 5.01, shall be equal to his Accrued Benefit. However, the Participant may elect to receive an early retirement Pension beginning on the first day of any calendar month before his Normal Retirement Date, provided that an early payment date shall be subject to the notice and timing requirements described in Section 5.03(b). In that case, the Participant's Pension shall be reduced pursuant to Table 2 of Appendix A.

4.04     Vesting

 (a) A Participant shall be 100 percent vested in, and have a nonforfeitable right to, his Accrued Benefit upon completion of five Years of Vesting Service, counted since the first day of the Plan Year in which his 18th birthday occurs if the Participant was hired on or after January 1, 1990. If the Participant's employment is subsequently terminated for reasons other than retirement or death, he shall be eligible to receive his vested Pension after the Administrator receives his written application for the Pension.

 (b) Notwithstanding the foregoing, a Participant who was an Eligible Employee of the Employer on the Effective Date and whose accrued benefit under the Dayton Hudson Corporation Retirement Plan was transferred to the Plan shall be 100 percent vested in, and have a nonforfeitable right to, his Accrued Benefit under the Plan.

(c) The vested Pension shall begin on the Participant's Normal Retirement Date, and subject to the provisions of Section 5.01, shall be equal to his Accrued Benefit. However, the Participant may elect to have his vested Pension begin on the first day of any calendar month before his Normal Retirement Date (provided he is living on such date). In that case, the Participant's Pension shall be reduced pursuant to Table 2 of Appendix A.

4.05     Spouse's Pension

 (a)     If a married Participant:
         (i) dies in active service after reaching age 55 and completing 15 years of Credited Service, or

         (ii) dies in active service prior to reaching age 55 and completing 15 years of Credited Service but after having met the requirements for a Pension pursuant to Section 4.01, 4.02,
                  4.03 or 4.04, or

         (iii) dies after retiring on any Pension, or after terminating service with entitlement to a vested Pension, but in either case before his Annuity Starting Date, a spouse's Pension shall be payable to his surviving spouse for life provided that he and his spouse have been married throughout the one-year period ending on the date of his death.

 (b) The spouse's Pension shall commence on what would have been the Participant's Normal Retirement Date (or the first day of the month following his date of death, if later). However, the Participant's spouse may elect to begin receiving payments as of the first day of any month following the Participant's date of death and prior to what would have been his Normal Retirement Date, provided such election is made on a form provided by the Administrator during the 90-day period ending on the date the payments to the spouse commence.

 (c)     (i)      The spouse's  Pension payable to the eligible spouse,
                  if any, of a married  Participant described  in
                  paragraph (a)(i)  above shall be equal to  50 percent
                  of the monthly  Pension the Participant  would have
                  received if he had a  Termination  of  Employment  on
                  the day before his death and elected to have his
                  Pension  commence  on his Normal  Retirement  Date in
                  the form of a single  life  annuity.  This  spouse's
                  Pension  shall be  payable  for the life of the
                  eligible spouse  and  shall  not  be  reduced  for
                  commencement   prior  to  what  would  have  been  the
                  Participant's Normal Retirement Date.

         (ii) Before reduction in accordance with paragraph (d) below (with regard to a Participant who has had a Termination of Employment), the spouse's Pension payable to the eligible spouse, if any, of a

                  Participant  described in  paragraph (a)(ii)  or
                  (a)(iii) above, shall be equal to the amount of benefit the spouse would have received if the Pension to which the Participant was entitled at his date of death had commenced on his Normal Retirement Date (or the first day of the month following his date of death, if later) in the form of a Qualified Joint and Survivor Annuity and the Participant had died immediately thereafter. However, if within the 90 day period prior to his Annuity Starting Date a

                  Participant has elected an optional form of Pension which provides for monthly payments to his spouse for life in an amount equal to at least 50 percent but not more than 100 percent of the monthly amount payable under the option for the life of the Participant and such option is the Actuarial Equivalent of the Qualified Joint and Survivor Annuity, such optional form of Pension shall be used for computing the spouse's Pension instead of the Qualified Joint and Survivor Annuity. The spouse's Pension shall be further adjusted to reflect its commencement prior to the Participant's Normal Retirement Date as follows:

                  (A) if the spouse of a Participant who dies after having met the requirements for early retirement elects early commencement in accordance with paragraph (b) above, the amount of the Pension payable to the spouse will be based on the amount of early retirement Pension to which the Participant would have been entitled if he had requested benefit commencement at that earlier date, reduced in accordance with
                          Section 4.03(b); and

                  (B) if the spouse of any other Participant who dies prior to his Annuity Starting Date elects early commencement in accordance with paragraph (b) above, the amount of the Pension payable to the spouse shall be based on the amount of vested Pension to which the Participant would have been entitled if he had requested benefit commencement at that earlier date, reduced in accordance with
                          Section 4.04(c).

 (d) With respect to a Participant who has incurred a Termination of Employment and whose spouse would have been entitled to a spouse's Pension under this Section had the Participant's death occurred prior to his Annuity Starting Date, the Pension subsequently payable to such Participant or the spouse's Pension payable to his spouse after his death, whichever is applicable, shall be reduced by the applicable percentage shown in the following table for each full month that the provisions of this Section 4.05 are in effect with respect to the Participant after his Termination of Employment and prior to the Participant's Annuity Starting Date or his date of death, if earlier. Notwithstanding the foregoing, no such reduction shall be made with respect to any period before the later of (i) the date the Administrator furnishes the Participant the notice of his right to waive the spouse's Pension in accordance with paragraph
         (e) below or (ii) the commencement of the election period specified in paragraph (f) below.

                 Monthly Reduction for Spouse's Coverage After
                                 Retirement or
                         Other Termination of Service
             ----------------------------------------------------
                      Age                         Reduction
             ------------------------       ---------------------
               55 but less than 65                 .05%
               45 but less than 55                 .03%
                   less than 45                    .01%

 (e) The Employer shall furnish to each Participant a written explanation in nontechnical language which describes (i) the terms and conditions of the spouse's Pension, including an explanation of the relative financial effect on the Participant's Pension of an election to waive the spouse's Pension, (ii) the Participant's right to make, and the effect of, an election to waive the spouse's Pension, (iii) the rights of the Participant's spouse, and (vi) the right to make, and the effect of, a revocation of such an election. The Employer shall furnish the written explanation of the spouse's Pension to each Participant as soon as practicable following the date the Participant incurs a Termination of Employment, but in no case later than one year after such date. The written explanation described above shall be furnished to a Participant even though he is not married.

 (f) An election to waive the spouse's Pension provided under this Section, or any revocation of that election, may be made at any time during the period beginning on the date of the Participant's Termination of Employment and ending on the Participant's Annuity Starting Date or his date of death, if earlier. Any election to waive the spouse's Pension or any revocation of that election shall be made on a form provided by the Administrator, and shall be effective when received by the Administrator. Any election to waive the spouse's Pension shall be effective only if it includes Spousal Consent to such election.

4.06     Maximum Benefit Limitation

         Notwithstanding any provision of the Plan to the contrary, the maximum annual Pension payable to a Participant under the Plan shall be subject to the limitations set forth in Section 415 of the Code and any regulations issued thereunder. If the Pension begins before the Participant's 62nd birthday, the dollar limitation described in Section 415(b)(1)(A) of the Code shall be the Actuarial Equivalent of the maximum benefit payable at age 62. If the Pension begins after the Participant's Social Security Retirement Age, such dollar limitation shall be the Actuarial Equivalent of the maximum benefit payable at the Social Security Retirement Age. If the Pension is payable neither as a life annuity nor as a qualified joint and survivor annuity with the Participant's spouse as beneficiary, the maximum limitation shall be the Actuarial Equivalent of the maximum limitation otherwise applicable. Actuarial Equivalent for the purposes of this Section 4.06 shall be determined in accordance with Section 415(b) of the Code and the regulations or rulings issued thereunder and using the Plan's early retirement, late retirement or optional benefit factors as appropriate, or if less, using factors calculated from the IRS Mortality Table, if applicable, and (i) with respect to an adjustment required under Section 415(b)(2)(B) or (C) of the Code, the IRS Interest Rate if the Pension is subject to the provisions of Section 417(e)(3) of the Code or 5 percent otherwise; and (ii) with respect to an adjustment required under
         Section 415(b)(2)(D) of the Code, an interest rate of 5 percent.

         If a Participant is a participant in any qualified defined contribution plan required to be taken into account for purposes of applying the combined plan limitations contained in Section 415(e) of

                                                                         Page 32
         the Code, then for any year the sum of the defined benefit plan fraction and the defined contribution plan fraction, as such terms are defined in said Section 415(e),

         shall not exceed 1.0. If for any year the foregoing combined plan limitation would be exceeded, the benefit provided under this Plan shall be reduced to the extent necessary to meet that limitation.

         As of January 1 of each calendar year commencing on or after January 1, 1988, the dollar limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maximum permissible dollar amount of Pensions payable under the Plan during the Limitation Year ending within that calendar year, including Pensions payable to Participants who retired prior to that Limitation Year.

4.07     Transfers and Employment with an Affiliate

 (a) If an Eligible Employee (i) becomes employed by the Employer in any capacity other than as an Eligible Employee as defined in Article 1, (ii) becomes employed by an Affiliate, or
         (iii) becomes a Leased Employee, he shall retain any Credited Service he has under this Plan. Upon his later retirement or termination of employment with the Employer or Affiliate (or upon benefit commencement in the case of a Leased Employee), any benefits to which the Eligible Employee is entitled under the Plan shall be determined under the Plan provisions in effect on the date he ceases to be an Eligible Employee as defined in Article 1, and only on the basis of his Credited Service accrued and Certified Earnings paid while he was an Eligible Employee as defined in Article 1.

         (b) Subject to the Break in Service provisions of Article 3, in the case of a person who (i) was originally employed by the Employer in any capacity other than as an Eligible Employee as defined in Article 1,
         (ii) was originally employed by an Affiliate, or (iii) was originally providing services to the Employer as a Leased Employee, and thereafter becomes an Eligible Employee, upon his later retirement or termination of employment, the benefits payable under the Plan shall be computed under the Plan provisions in effect at that time, and only on the basis of the Credited Service accrued and Certified Earnings paid while he is an Eligible Employee as defined in Article 1.

                      ARTICLE 5. PAYMENT OF PENSIONS


5.01     Automatic Form of Payment

 (a) If the Participant is not married on his Annuity Starting Date, his Pension shall be payable in monthly installments ending with the last monthly payment before death, unless the Participant has elected an optional benefit as provided in Section 5.02.

 (b) If the Participant is married on his Annuity Starting Date, and if he has not elected an optional form of benefit as provided in Section 5.02, the Pension payable shall be in the form of a Qualified Joint and Survivor Annuity that is the Actuarial Equivalent of the Pension otherwise payable, providing for a reduced Pension payable to the Participant during his life, and after his death providing that one-half of that reduced Pension will continue to be paid during the life of, and to, the spouse to whom he was married on his Annuity Starting Date. Notwithstanding the preceding, if an option described in Section 5.02 provides for payments continuing after the Participant's death for the life of a Beneficiary at a rate of at least 50 percent but not more than 100 percent of the Pension payable for the life of the Participant and if such option, with the spouse to whom the Participant is married on his Annuity Starting Date named as Beneficiary, would be of greater actuarial value than the joint and survivor annuity described above, such option with such spouse as Beneficiary shall be the Qualified Joint and Survivor Annuity.

(c) In any case, a lump sum payment that is the Actuarial Equivalent shall be made in lieu of all benefits if the present value of the Pension payable to or on the behalf of the Participant determined as of the Participant's Normal Retirement Date or actual Termination of Employment, if later, amounts to $3,500 (effective January 1, 1998, $5,000 or less). In determining the amount of a lump sum payment payable under this paragraph to a Participant whose Annuity Starting Date is on or after January 1, 1998, (i) Actuarial Equivalent shall mean a benefit, in the case of a lump sum benefit payable prior to a Participant's Normal Retirement Date, of equivalent value to the benefit which would otherwise have been provided commencing at the Participant's Normal Retirement Date, and (ii) the Actuarial Equivalent shall be determined by using the IRS Mortality Table and the IRS Interest Rate. Unless otherwise permitted by applicable law, the determination as to whether a lump sum payment is due shall be made as soon as practicable following the Participant's termination of service or death. Any lump sum benefit payable shall be made as soon as practicable following such determination and in any event prior to the date Pension payments would have otherwise commenced as an annuity.

         In the event a Participant is not entitled to any Pension upon his Termination of Employment, he shall be deemed cashed-out under the provisions of this paragraph (c) as of the date he terminated service. However, if a Participant described in the preceding sentence is subsequently restored to service, the provisions of Section 3.03 shall apply to him without regard to such sentence.

5.02     Optional Forms of Payment

         Any Participant may, subject to the provisions of Section 5.03, elect to convert the Pension otherwise payable to him into an optional benefit that is the Actuarial Equivalent, as provided in one of the options named below.

            Ten-Year Certain and Life      A modified Pension payable
                     Option                during the Participant's
                                           life; if the  Participant
                                           dies within 120 months of his
                                           Annuity

                                           Starting Date, the balance of those
                                           monthly payments shall be paid to the
                                           Beneficiary named by him when
                                           he elected the option; provided that
                                           if the Beneficiary does not survive
                                           the 120-month period, a lump sum
                                           payment that is the Actuarial
                                           Equivalent as determined in Table 1
                                           of Appendix A of the remaining
                                           payments shall be paid to the estate
                                           of the last to survive of the
                                           Participant and the Beneficiary.

            50% Joint & Survivor           A modified Pension payable
                  Option                   during the Participant's life
                                           and after his death payable
                                           at 50 percent of the rate of
                                           his modified Pension during
                                           the life of, and to, the
                                           Beneficiary named by him when
                                           he elected the option. The
                                           Pension payable to the
                                           Participant shall be
                                           determined by multiplying the
                                           amount that would be paid to
                                           the Participant as a single

                                           life annuity by a reduction
                                           factor of 90 percent,
                                           increased by 1/2 of 1 percent
                                           (but not to more than 100
                                           percent) for each year by
                                           which the Beneficiary is
                                           older than the Participant
                                           and decreased by 1/2 of 1
                                           percent for each year the
                                           Beneficiary is younger than
                                           the Participant.

            75% Joint & Survivor           A modified Pension payable
                  Option                   during the Participant's life
                                           and after his death payable
                                           at 75 percent of the rate of
                                           his modified Pension during
                                           the life of, and to, the
                                           Beneficiary named by him when
                                           he elected the option. The
                                           Pension payable to the
                                           Participant shall be
                                           determined by multiplying the
                                           amount that would be paid to
                                           the Participant
                                           as a single life annuity by a
                                           reduction factor of 85 percent,
                                           increased by 1/2 of 1 percent
                                           (but not to more than 100 percent)
                                           for each year by which the
                                           Beneficiary is older than the
                                           Participant and decreased by 1/2 of 1
                                           percent for each year the Beneficiary
                                           is younger than the Participant.

            100% Joint & Survivor          A modified Pension payable
                   Option                  during the Participant's life
                                           and Option after his death
                                           payable at 100 percent of the
                                           rate of his modified Pension
                                           during the life of, and to,
                                           the Beneficiary named by him
                                           when he elected the option.
                                           The Pension payable to the
                                           Participant shall be
                                           determined by multiplying the
                                           amount that would be paid to
                                           the Participant as a single
                                           life annuity by a reduction

                                           factor of 80 percent,
                                           increased by 1/2 of 1 percent
                                           (but not to more than 100
                                           percent) for each year by
                                           which the Beneficiary is
                                           older than the Participant
                                           and decreased by 1/2 of 1
                                           percent for each year the
                                           Beneficiary is younger than
                                           the Participant.

            Lump Sum or Installment        If the total present value of
                    Option                 the Pension payable is more
                                           than  $3,500 ($5,000
                                           effective January 1, 1998)
                                           but less than $7,000, the
                                           Participant may elect either
                                           a single cash lump sum or
                                           monthly installments over a
                                           period to be selected by the
                                           Participant. In determining
                                           the amount of a lump sum
                                           optional benefit available
                                           under this Section to a
                                           Participant whose Annuity
                                           Starting Date is on or after
                                           January 1, 1998, (a)
                                           Actuarial Equivalent shall
                                           mean a benefit, in the case
                                           of  a lump sum benefit payable
                                           prior to a Participant's
                                           Normal Retirement Date, of
                                           equivalent value to the
                                           benefit which would otherwise
                                           have been provided commencing
                                           at the Participant's Normal
                                           Retirement Date, and (b)
                                           Actuarial Equivalent shall be
                                           determined on the basis of
                                           the IRS Mortality Table and
                                           the IRS Interest Rate.

         If a Participant dies after Pension payments have commenced, any payments continuing on to his spouse or Beneficiary shall be distributed at least as rapidly as under the method of distribution being used as of the Participant's date of death.

5.03     Election of Options


 (a) A married Participant's election of any option shall only be effective if Spousal Consent to the election is received by the Administrator, unless:

         (i) the option provides for monthly payments to his spouse for life after the Participant's death, in an amount equal to at least 50 percent but not more than 100 percent of the monthly amount payable under the option to the Participant, and

         (ii) the option is of actuarial equivalent value to the Qualified Joint and Survivor Annuity.

 (b) The Employer shall furnish to each Participant, no less than 30 days and no more than 90 days, before his Annuity Starting Date a written explanation in nontechnical language of the terms and conditions of the Pension payable to the Participant in the normal and optional forms described in Sections 5.01 and 5.02. Such explanation shall include a general description of the eligibility conditions for, and the material features and relative values of, the optional forms of Pensions under the Plan, any rights the Participant may have to defer commencement of his Pension, the requirement for Spousal Consent as provided in paragraph
         (a) above, and the right of the Participant to make, and to revoke, elections under Section 5.02.

 (c) A Participant's Annuity Starting Date may not occur less than 30 days after receipt of the notice described in paragraph (b). An election under Section 5.02 shall be made on a form provided by the Administrator and may be made during the 90-day period ending on the Participant's Annuity Starting Date, but not prior to the date the Participant receives the written explanation described in paragraph (b).

 (d) Notwithstanding the provisions of paragraph (c) above, a Participant may, after having received the notice, affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the notice, provided all of the following requirements are met:

         (i) the Administrator clearly informs the Participant that he has a period of at least 30 days after receiving the notice to decide when to have his benefits begin, and if applicable, to choose a particular optional form of payment;

         (ii)     the Participant affirmatively elects a date for his

                  benefits to begin, and if applicable, an optional form of payment, after receiving the notice;

         (iii) the Participant is permitted to revoke his election until the later of his Annuity Starting Date or seven days following the day he received the notice;

         (iv) payment does not commence less than seven days following the day after the notice is received by the Participant; and

         (v) the Participant's Annuity Starting Date is after the date the notice is provided.

 (e) An election of an option under Section 5.02 may be revoked on a form provided by the Administrator, and subsequent elections and revocations may be made at any time and from time to time during the election period specified in paragraph (c) or (d) above, whichever is applicable. An election of an optional benefit shall be effective on the Participant's Annuity Starting Date and may not be modified or revoked after his Annuity Starting Date unless otherwise provided under paragraph (d) above. A revocation of any election shall be effective when the completed form is filed with the Administrator. If a Participant who has elected an optional benefit dies before the date the election of the option becomes effective, the election shall be revoked except as provided in Section 4.05(c). If the Beneficiary designated under an option dies before the date the election of the option becomes effective, the election shall be revoked.

5.04     Commencement of Payments

 (a) Except as otherwise provided in Article 4 or this Article 5, payment of a Participant's Pension shall begin as soon as administratively practicable following the latest of (i) the Participant's 65th birthday, (ii) the fifth anniversary of the date on which he became a Participant, or (iii) the Participant's Termination of Employment, (but not more than 60 days after the close of the Plan Year in which the latest of
         (i), (ii) or (iii) occurs); provided, however, that if the amount of the payment to be made cannot be determined by 60 days following the Plan Year in which the latest of (i), (ii), or
         (iii) occur, a payment retroactive to that date shall be made.

 (b) Notwithstanding the preceding paragraph and except as provided below, in the case of a Participant in active service who owns either (i) more than 5 percent of the outstanding stock of the Employer or (ii) stock possessing more than 5 percent of the total combined voting power of all stock of the Employer, the Participant's Pension shall begin not later than the April 1 following the calendar year in which he attains age 70 1/2. On and after the first day of the Plan Year beginning in 1989, payment in active service of any Participant's Pension shall begin not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2, provided that such commencement in active service shall not be required with respect to a Participant who attains age 70 1/2prior to January 1, 1988 and who is not a 5-percent owner as described above.

5.05     Distribution Limitation

         Notwithstanding any other provision of this Article 5, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code. For purposes of Section 401(a)(9) of the Code, the life expectancies of Participants and their spouses shall not be recalculated.

5.06     Direct Rollover of Certain Distributions

 (a) This Section applies to certain distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

 (b)     The following definitions apply to the terms used in this
         Section:

         (i) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

         (ii) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity;

         (iii) A "distributee" includes an Eligible Employee or former Eligible Employee. In addition, the Eligible Employee's or former Eligible Employee's surviving spouse and the Eligible Employee's or former Eligible Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse; and

         (iv) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

         In the event that the provisions of this Section 5.06 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

                         ARTICLE 6. CONTRIBUTIONS

6.01     Employer's Contributions

         It is the intention of the Employer to continue the Plan and make the contributions that are necessary to maintain the Plan on a sound actuarial basis and to meet the minimum funding standards prescribed by law. However, subject to the provisions of Article 10, the Employer may discontinue its contributions for any reason at any time.

6.02     Return of Contributions

 (a) The Employer's contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest, but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the date of the disallowance of deduction.

 (b) The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake in fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

                    ARTICLE 7. ADMINISTRATION OF PLAN

7.01     Plan Sponsor and Plan Administrator

         The Company shall be the "plan administrator" and the "plan sponsor" of the Plan, as such terms are used in ERISA and the Code.

7.02     Administrative Responsibilities

 (a) Except as expressly otherwise provided herein, the Company shall be the named fiduciary that has the authority to control and manage the administration and operation of the Plan, and shall have the sole and complete discretion to interpret and administer the terms of the Plan and to determine eligibility for benefits and the amount of any such benefits pursuant to the terms of the Plan, and in so doing the Company may correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan, and such actions shall be binding and conclusive on all persons. The Company shall prescribe such forms, make such rules, regulations, interpretations and computations and shall take such other action to administer the Plan as it may deem appropriate. In administering the Plan, the Company shall act in a nondiscriminatory manner to the extent required by Section 401(a) and related provisions of the Code and shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in Section 404(a)(1) of ERISA.

 (b) Except in cases where the Plan expressly requires action on behalf of the Company to be taken by the Board of Directors, action on behalf of the Company may be taken by any of the following:

         (i)      the Board of Directors;

         (ii)     the chief executive officer of the Company; or

         (iii) any person or persons or committee to whom responsibilities for the operation and administration of the Plan are allocated, by resolution of the Board of Directors or by written instrument executed by the chief executive officer of the Company and filed with its permanent records, but action of such person or persons or committee shall be within the scope of said allocation.

7.03     Delegation of Responsibilities

         The Company may engage such attorneys, actuaries, accountants, consultants or other persons to render advice or to perform services with regard to any of its responsibilities under the Plan as it shall determine to be necessary or appropriate. The duties and responsibilities of the Company under the Plan shall be carried out by the directors, officers and employees of the Company, acting on behalf of the Company in their capacities as directors, officers and employees and not as individual fiduciaries.

7.04     Certified Earnings and Bonding

         Except to the extent permitted by applicable regulations, no Eligible Employee shall receive any compensation from the Plan for his services rendered to the Plan. The Company shall purchase such bonds as may be required under ERISA.

7.05     Service in More Than One Fiduciary Capacity

         Any individual, entity or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the funds of the Plan.

7.06     Indemnification

         In addition to any other applicable arrangements for indemnification, the Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of the Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

7.07     Establishment of Rules

         Subject to the limitations of the Plan, the Administrator from time to time shall establish rules for the administration of the Plan and the transaction of Plan business. The Administrator shall have discretionary authority to interpret the Plan and to make factual determinations (including but not limited to, determination of an individual's eligibility for Plan participation, the right and amount of any benefit payable under the Plan and the date on which any individual ceases to be a Participant). The determination of the Administrator as to the interpretation of the Plan or any disputed question shall be conclusive and final to the extent permitted by applicable law.

7.08     Correction of Errors

         It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Company or Funding Agent. The Company shall have power to cause such equitable adjustments to be made to correct for such errors as the Company in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

7.09     Prudent Conduct

         The Administrator shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in a similar situation.

7.10     Actuary

         As an aid to the Administrator in fixing the rate of contributions payable to the Plan, the actuary designated by the Company shall make annual actuarial valuations of the contingent assets and liabilities of the Plan, and shall submit to the Company the rates of contribution recommended for use.

7.11     Maintenance of Accounts

         The Administrator shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for actuarial valuations of the Plan.

7.12     Records

         Each Employer, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

7.13     Appointment of Investment Manager

         The Company, in its sole discretion, shall determine the investment policy for the Plan. However, the Company may, in its sole discretion, appoint one or more investment managers to manage the assets of the Plan (including the power to acquire and dispose of all or part of such assets) as the Company shall designate. In that event, the authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

         For purposes of this Article, the term "investment manager" means an individual who:

         (a) Has the power to manage, acquire or dispose of any asset of the Plan;

         (b) Is (i) registered as an investment advisor under the Investment Advisors Act of 1940, (ii) is a bank, as defined in that Act, or (iii) is an insurance company qualified to perform services described in paragraph
                  (a) above; and

         (c) Has acknowledged in writing that he is a fiduciary with respect to the Plan.

7.14     Expenses of Administration

         All expenses that arise in connection with the administration of the Plan, including but not limited to the compensation of the Trustee, administrative expenses and proper charges and disbursements of the Trustee and compensation and other expenses and charges of any enrolled actuary, counsel, accountant, specialist, or other person who has been retained by the Company in connection with the administration thereof, shall be paid from the funds of the Plan held by the Trustee under the trust agreement adopted for use in implementing the Plan, to the extent not paid by the Employer.

7.15     Claims and Review Procedures

 (a) Applications for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) shall be submitted to the Company in writing. An application for benefits shall be submitted on the prescribed form and shall be signed by the Participant, or in the case of a benefit payable after his death, by his Beneficiary.

 (b) In the event that an application for benefits is denied in whole or in part, the Company shall notify the applicant in writing of the denial and of the right to review of the denial. The written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the applicant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice shall be given to the applicant within a reasonable period of time (not more than 90 days) after the Company received the application, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the notice be given more than 180 days after the Company received the application.

 (c)     The Company shall from time to time appoint a committee (the

         "Review Panel") that shall consist of three individuals who may, but need not, be Eligible Employees. The Review Panel shall be the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.

 (d) An applicant whose application for benefits was denied in whole or part, or the applicant's duly authorized representative, may appeal the denial by submitting to the Review Panel a request for a review of the application within 60 days after receiving written notice of the denial from the Company. The Company shall give the applicant or his representative an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review shall be in writing and addressed to the Review Panel. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant deems pertinent. The Review Panel may require the applicant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

 (e) The Review Panel shall act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing and the applicant is advised of the extension. In no event shall the decision on review be rendered more than 120 days after the Review Panel received the request for a review. The Review Panel shall give prompt written notice of its decision to the applicant and or the Company. In the event that the Review Panel confirms the denial of the application for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the applicant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.

 (f) The Review Panel shall adopt such rules, procedures and interpretations of the Plan as it deems necessary or appropriate in carrying out its responsibilities under this Section 7.15. In carrying out such responsibilities, the Review Panel shall have the sole and complete discretion to interpret and administer the terms of the Plan and to determine eligibility for benefits and the amount of any such benefits pursuant to the terms of the Plan, and in so doing the Review Panel may correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan, and such actions shall be binding and conclusive on all persons.


 (g) No legal action for benefits under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with paragraph (a), (ii) has been notified by the Company that the application is denied,
         (iii) has filed a written request for a review of the application in accordance with paragraph (d) and (iv) has been notified in writing that the Review Panel has affirmed the denial of the application; provided, however, that legal action may be brought after the Company or the Review Panel has failed to take any action on the claim within the time prescribed by paragraphs (b) and (e) above.

                      ARTICLE 8. MANAGEMENT OF FUNDS

8.01     Funding Agent

 (a) All the funds of the Plan shall be held by a Funding Agent appointed from time to time by the Company under a trust instrument or an insurance or annuity contract adopted, or as amended, by the Company for use in providing the benefits of the Plan and paying its expenses not paid directly by the Company. The Company shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the funds of the Plan is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the trustee will make investments on direction of a third party. The Company shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Funding Agent.

 (b) The Company shall issue such written directions to the Funding Agent as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

 (c) The Funding Agent shall be entitled to receive such reasonable compensation for its services as may be agreed upon with the Company. The Funding Agent shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid from the Trust Fund if not paid directly by the Company.

8.02     Exclusive Benefit Rule

         Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan and paying Plan expenses not otherwise paid by the Employer, before the satisfaction of all liabilities with respect to them. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

8.03     Funding Policy

         The Company shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise each Funding Agent of the funding policy in effect from time to time.

                      ARTICLE 9. GENERAL PROVISIONS

9.01     Nonalienation

         Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

         (a) creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments or marital property rights to that spouse, child or dependent,


         (b)      is made pursuant to a State domestic relations law,

         (c) does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan, and

         (d) otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order", as determined by the Administrator.

         If the present value of any series of payments meeting the criteria set forth in clauses (a) through (d) above amounts to $3,500 or less, a lump sum payment that is the Actuarial Equivalent, determined in the manner described in Section 5.01(c), shall be made in lieu of the series of payments.

9.02     Conditions of Employment Not Affected by Plan

         Participation in the Plan shall not confer any legal rights upon any Eligible Employee or other person for a continuation of employment, nor shall it interfere with the right of the Employer (which right is hereby reserved) to discharge any Eligible Employee and to treat him without regard to the effect which that treatment might have upon him as a

         Participant or potential Participant of the Plan.

9.03     Facility of Payment

         If in the opinion of the Administrator a Participant or other person entitled to a benefit hereunder is unable to care for his affairs because of illness or accident or because he is a minor, the Administrator may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed guardian or other legal representative, be paid to his spouse, a child, a parent or other blood relative, or any other person or institution then in the opinion of the Administrator caring for or maintaining the Participant or other person during this period, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

9.04     Information

         Each Participant or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Company the information that it shall require to establish his rights and benefits under the Plan.

9.05     Top-Heavy Provisions


 (a)     The following definitions apply to the terms used in this Section:

         (i) "applicable determination date" means the last day of the preceding Plan Year;

         (ii) "top-heavy ratio" means the ratio of (A) the present value of the cumulative Accrued Benefits under the Plan for key employees to (B) the present value of the cumulative Accrued Benefits under the Plan for all key employees and non-key employees; provided, however, that if an individual has not performed services for the Employer at any time during the five-year period ending on the applicable determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account;

         (iii) "applicable valuation date" means the date within the preceding Plan Year as of which annual Plan costs are or would be computed for minimum funding purposes;

         (iv) "key employee" means an employee who is in a category of employees determined in accordance with the provisions of
                  Section 416(i)(1) and (5) of the Code and any regulations thereunder, and where applicable, on the basis of the Eligible Employee's remuneration (which, with respect to any Eligible Employee, shall mean the wages, salaries, and other amounts paid in respect of such Eligible Employee by the Employer or an Affiliate for personal services actually rendered, determined before any pre-tax contributions under a "qualified cash or deferred arrangement", as defined in Section 401(k) of the Code and its applicable regulations, or under a "cafeteria plan", as defined in Section 125 of the Code and its applicable regulations, and shall include, but not by way of limitation, bonuses, overtime payments, and commissions, and shall exclude deferred compensation, stock options, and other distributions which receive special tax benefits under the
                  Code);

         (v) "non-key employee" means any employee who is not a key employee;

         (vi) "average remuneration" means the average annual remuneration of a Participant for the five consecutive years of his Years of Vesting Service during which he received the greatest aggregate remuneration, as limited by Section 401(a)(17) of the Code, from the Employer or an Affiliate, excluding any remuneration for service after the last Plan Year with respect to which the Plan is top-heavy;

         (vii) "required aggregation group" means each other qualified plan of the Employer or an Affiliate (including plans that terminated within the five-year period ending on the determination date) in which there are members who are key employees or which enables the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

         (viii) "permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliate in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

 (b) For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60 percent. The top-heavy ratio shall be determined as of the applicable valuation date in accordance with Section 416(g)(3) and
         (4)(B) of the Code on the basis of the UP-1984  Mortality
         Table and an interest rate of 5 percent per year compounded annually. For purposes of determining whether the Plan is top-heavy, the present value of Accrued Benefits under the Plan will be combined with the present value of accrued benefits or account balances under each other plan in the required aggregation group, and in the Employer's discretion, may be combined with the present value of accrued benefits or account balances under any other qualified plan(s) in the permissive aggregation group. The accrued benefit of a non-key employee under the Plan or any other defined benefit plan in the aggregation group shall be
         (i) determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or an Affiliate, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule described in Section 411(b)(1)(C) of the Code.

 (c) The following provisions shall be applicable to Participants for any Plan Year with respect to which the Plan is top-heavy:

         (i) In lieu of the vesting requirements specified in Section 4.04, a Participant shall be vested in, and have a nonforfeitable right to, a percentage of his Accrued Benefit determined in accordance with the provisions of Section 1.01 and subparagraph (ii) below, as set forth in the following vesting schedule:

                                Years of Vesting           Percentage
                                    Service                  Vested
                                ----------------           -----------
                                Less than 2 years               0%
                                    2 years                    20
                                    3 years                    40
                                    4 years                    60
                                 5 or more years              100

         (ii) The Accrued Benefit of a Participant who is a non-key employee shall not be less than 2 percent of his average remuneration multiplied by the number of years of his Years of Vesting Service, not in excess of 10, during the Plan Years for which the Plan is top-heavy. That minimum benefit shall be payable at a Participant's Normal Retirement Date. If payments commence at a time other than the Participant's Normal Retirement Date, the minimum Accrued Benefit shall be the Actuarial Equivalent of that minimum benefit.

         (iii)    The multiplier "1.25" in Sections 415(e)(2)(B)(i) and
                  (3)(B)(i) of the Code shall be reduced to "1.0", and the dollar amount "$51,875" in Section 415(e)(6)(B)(i)(I) of the Code shall be reduced to "$41,500".

 (d) If the Plan is top-heavy with respect to a Plan Year and ceases to be top-heavy for a subsequent Plan Year, the following provisions shall be applicable:

         (i) The Accrued Benefit in any such subsequent Plan Year shall not be less than the minimum Accrued Benefit provided in paragraph (c)(ii) above, computed as of the end of the most recent Plan Year for which the Plan was top-heavy.

         (ii) If a Participant has completed three years of Years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting schedule set forth in paragraph (c)(i) above shall continue to be applicable.

         (iii) If a Participant has completed at least two, but less than three, years of Years of Vesting Service on or before the last day of the most recent Plan Year for which the Plan was top-heavy, the vesting provisions of Section 4.04 shall again be applicable; provided, however, that in no event shall the vested percentage of a Participant's Accrued Benefit be less than the percentage determined under paragraph (c)(i) above as of the last day of the most recent Plan Year for which the Plan was top-heavy.

9.06     Offsets

         Notwithstanding the foregoing provisions, the monthly amounts otherwise payable hereunder shall be reduced by the amount (expressed on a comparable basis that is an Actuarial Equivalent) of the monthly pension, if any, to which the Participant is entitled under any other pension plan that meets the requirements of Section 401(a) of the Code, or any comparable section or sections of any future legislation that amends, supplements, or supersedes said section, and that is financed in whole or in part by an Employer but only to the extent such other pension is attributable to employer contributions and to the same period of service for which the pension is being paid under this Plan.

9.07     Construction

 (a) The Plan shall be construed, regulated and administered under ERISA as in effect from time to time, and the laws of the State of New York, except where ERISA controls.

 (b) The masculine pronoun shall mean the feminine where appropriate, and vice versa.

 (c) The titles and headings of the Articles and Sections in this Plan are for convenience only. In case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

9.08     Prevention of Escheat

         If the Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Administrator may, no earlier than three years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person as shown on the records of the Administrator or the Employer. If such person has not made written claim therefor within three months of the date of the mailing, the Administrator may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer. Upon such cancellation, the Plan shall have no further liability therefor except that, in the event such person or his Beneficiary later notifies the Administrator of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan.

              ARTICLE 10. AMENDMENT, MERGER, AND TERMINATION

10.01    Amendment of Plan

         The Company, by action of its Board of Directors or by action of a person so authorized by resolution of the Board of Directors, reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan. However, no amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan, before the satisfaction of all liabilities with respect to them. No amendment shall be made which has the effect of decreasing the Protected Benefit of any Participant or of reducing the nonforfeitable percentage of the Accrued Benefit of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted, or if later, the date on which the amendment becomes effective.

10.02    Merger, Consolidation, or Transfer

         The Board of Directors may, in its sole discretion, merge this Plan with another qualified plan, subject to any applicable legal requirements. However, the Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

10.03    Additional Participating Employers

 (a) If any company is now or becomes a subsidiary or associated company of an Employer, the Board of Directors may include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Eligible Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, credit and benefits shall be granted for previous service with the subsidiary, associated or other company, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

 (b) Any subsidiary or associated company may terminate its participation in the Plan upon appropriate action by it, in which event the funds of the Plan held on account of Participants in the employ of that company shall be determined by the Administrator and shall be applied as provided in Section
         10.04 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Administrator, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the administrator.

10.04    Termination of Plan

         The Company, by action of its Board of Directors, may terminate the Plan for any reason at any time. In case of termination of the Plan, the rights of Participants to their Protected Benefits as of the date of the termination, to the extent then funded or protected by law, if greater, shall be nonforfeitable. The funds of the Plan shall be used for the exclusive benefit of persons entitled to benefits under the Plan as of the date of termination, except as provided in Section 6.02.

         However, any funds not required to satisfy all liabilities of the Plan for benefits because of erroneous actuarial computation shall be returned to the Employer. The Administrator shall determine on the basis of actuarial valuation the share of the funds of the Plan allocable to each person entitled to benefits under the Plan in accordance with Section 4044 of ERISA, or corresponding provision of any applicable law in effect at the time. In the event of a partial termination of the Plan, the provisions of this Section shall be applicable to the Participants affected by that partial termination.

10.05 Limitation Concerning Highly Compensated Employees or Highly Compensated Former Employees


 (a) The provisions of this Section shall apply (i) in the event the Plan is terminated, to any Participant who is a Highly Compensated Employee or highly compensated former employee (as those terms are defined in Section 414(q) of the Code) of the Employer or an Affiliate and (ii) in any other event, to any Participant who is one of the 25 Highly Compensated Employees or highly compensated former employees of the Employer or Affiliate with the greatest compensation in any Plan Year. The amount of the annual payments to any one of the Participants to whom this Section applies shall not be greater than an amount equal to the annual payments that would be made on behalf of the Participant during the year under a single life annuity that is the Actuarial Equivalent of the sum of the Participant's Accrued Benefit and the Participant's other benefits under the Plan.

 (b) If, (i) after payment of Pension or other benefits to any one of the Participants to whom this Section applies, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities (as that term is defined in Section
         412(l)(7) of the Code) of the Plan, (ii) the value of the Accrued Benefit and other benefits of any one of the Participants to whom this Section applies is less than 1 percent of the value of current liabilities of the Plan, or (iii) the value of the benefits payable to a Participant to whom this Section applies does not exceed the amount described in
         Section 411(a)(11)(A) of the Code, the provisions of paragraph (a) above will not be applicable to the payment of benefits to such Participant.

 (c) Notwithstanding paragraph (a) of this Section, in the event the Plan is terminated, the restriction of this Section shall not be applicable if the benefit payable to any Highly Compensated Employee and any highly compensated former employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

 (d) If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue, that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

10.06    Doubleday Book Shops, Inc.

         Appendix B constitutes an integral part of the Plan and is applicable with respect to (i) those Participants included in the Plan who are employees of Doubleday Book Shops, Inc., and
         (ii) those former employees of Doubleday Book Shops, Inc. with continuing rights under the Pension Plan for Eligible Employees of Doubleday Book Shops, Inc. as of December 31, 1991. Such employees and former employees are subject to all the terms and conditions of the Plan, except as otherwise provided by Appendix B.

                         APPENDIX A. ACTUARIAL FACTORS
                                   TABLE 1
                 TEN-YEAR CERTAIN & LIFE FACTOR REDUCTION CHART




             Nearest Age                                  Factor
         --------------------                      --------------------
                  65                                       .930
                  64                                       .935
                  63                                       .940
                  62                                       .945
                  61                                       .950
                  60                                       .955
                  59                                       .960
                  58                                       .965
                  57                                       .970
                  56                                       .975
                  55                                       .980
                  54                                       .985
                  53                                       .990
                  52                                       .995
              51 or less                                  1.000

                                  APPENDIX A
                                   (cont'd)

                                   TABLE 2

      REDUCTION FACTORS IF BENEFITS BEGIN BEFORE NORMAL RETIREMENT DATE

                              LIFE ONLY BENEFITS

                (Interpolate for ages less than a whole year.)


        Age       Reduction Factor         Age       Reduction Factor
       ------   ------------------       ------    ------------------
         64           .933                 44             .194
         63           .867                 43             .179
         62           .800                 42             .165
         61           .733                 41             .153
         60           .667                 40             .141
         59           .633                 39             .131
         58           .600                 38             .121
         57           .567                 37             .112
         56           .533                 36             .104
         55           .500                 35             .097
         54           .456                 34             .090
         53           .417                 33             .083
         52           .381                 32             .077
         51           .349                 31             .072
         50           .320                 30             .067
         49           .293                 29             .062
         48           .270                 28             .058
         47           .248                 27             .054
         46           .228                 26             .050
         45           .210                 25             .047

APPENDIX B. PROVISIONS APPLICABLE TO EMPLOYEES OF DOUBLEDAY BOOK SHOPS, INC.

This Appendix B constitutes an integral part of the Plan and is applicable with respect to (i) those Participants included in the Plan who are employees of Doubleday Book Shops, Inc., and (ii) those former employees of Doubleday Book Shops, Inc. with continuing rights under the Pension Plan for Eligible Employees of Doubleday Book Shops, Inc. as of December 31, 1991. Such employees and former employees are subject to all the terms and conditions of the Plan, except as otherwise provided by this Appendix B. Section references in this Appendix B correspond to appropriate Sections of the Plan.

                        ARTICLE 1. DEFINITIONS

1.02 "Actuarial Equivalent" means a benefit of equivalent value, determined using a 7 percent interest rate and the UP-1984 Mortality Table. For purposes of determinations under Section 4.04, the applicable factors set forth in Table 2 of this Appendix B shall be used. For purposes of determinations under
         Section 5.02, the Actuary shall use the applicable factors set forth in Table 1 of this Appendix B

1.09 "Compensation" shall include amounts received by an Eligible Employee from an Affiliate, provided such compensation would otherwise meet the definition of Certified Earnings in Section
         1.09 of the Plan.

1.15     "Eligible Employee" means an Employee:

         (a) who is not included in a unit of Employees covered by a collective bargaining agreement between employee representatives and an Employer if such retirement benefits were the subject of good faith bargaining, unless such agreement expressly provides for the inclusion of such persons as Participants in the Plan;

         (b) who is not covered under another defined benefit retirement program as an employee employed by an Affiliate; or

         (c) who is not classified by Doubleday Book Shops, Inc. as a leased employee (as defined in Section 414(n)(2) of the Code) or as an independent contractor, regardless of his or her classification by the Internal Revenue Service for tax withholding purposes.


1.16 "Employee" means any person employed by Doubleday Book Shops, Inc., excluding demonstrators. A "full-time Employee" means an Employee who, on the basis of his regular stated work schedule, is classified as a full-time Employee. A "part-time Employee" means an Employee who, on the basis of his regular stated work schedule, is classified as a part-time Employee.

1.19 "Final Average Compensation" The "Final Average Compensation" for purposes of determining the normal monthly retirement pension (as defined in Section 4.01 of this Appendix B) is the average of such Participant's Compensation for those five consecutive Plan Years within the last ten Plan Years preceding the calendar year in which the Participant's Termination of Employment occurs (as defined in Section 1.36 of this Appendix
         B) with the Employer and all Affiliates that produces the highest average. If such Participant has less than five consecutive full calendar years of employment with the Employer and all Affiliates, Final Average Compensation shall be computed with respect to his actual full calendar years of employment with the Employer and all Affiliates.

1.41 "Termination of Employment" of a full-time Employee shall be deemed to occur on the earlier of:

         (a)      his resignation, discharge, retirement, or death; or

         (b) the first anniversary of the first date of a period in which the full-time Employee is absent from work (with or without pay) with the Employer for any other reason (e.g., vacation, holiday, disability, leave of absence, or layoff).

         The "Termination of Employment" of a part-time Employee shall be deemed to occur on the earliest of his resignation, discharge, retirement, or death.

                       ARTICLE 2. PARTICIPATION

2.01     Participation Requirements

 (a) Each Employee of Doubleday Book Shops, Inc. who was a participant in the Pension Plan for Employees of Doubleday Book Shops, Inc. on December 31, 1991 will become a Participant of the Plan on January 1, 1992, provided he is an Eligible Employee on such date. As of January 1, 1992, Participants in the Plan shall include all retired or terminated participants with entitlement to benefits under the Pension Plan for Employees of Doubleday Book Shops, Inc. on December 31, 1991. Any retirement benefit which would have been payable to or on behalf of any such retired or terminated participants under the Pension Plan for Employees of Doubleday Book Shops, Inc. shall be payable from the Plan.

 (b) On and after January 1, 1992, any Employee of Doubleday Book Shops, Inc. shall become a Participant in the Plan on the date he first completes an Hour of Service or the date he becomes an Eligible Employee, if later.

                          ARTICLE 3. SERVICE
3.01     Years of Vesting Service

 (a) "Year of Vesting Service" means with respect to an employee of Doubleday Book Shops, Inc.:

         (i) with respect to a part-time Employee, a Plan Year in which such Employee has completed 1,000 or more Hours of Service; and

         (ii) with respect to a full-time Employee, a 12-month period of uninterrupted employment rendered by such Employee with the Employer during the period beginning on the date the Employee first completes an Hour of Service and ending on the Employee's Termination of Employment;

         subject, however, to the service rules of Section 3.01 of the Plan and the following provisions of this Section 3.01.

         If a full-time Employee's employment is terminated and he is later reemployed within one year, the period between his Termination of Employment and the date of his reemployment shall be included in Years of Vesting Service. However, if his employment is terminated during a period of absence from service for reasons such as vacation, sickness, disability, layoff, or leave of absence approved by the Employer, the period from his Termination of Employment to the date of his reemployment shall be counted in his Years of Vesting Service only if he is reemployed within one year of the first day of such absence.

 (b) Notwithstanding the foregoing provisions of this Section 3.01, an Employee of Doubleday Book Shops, Inc. shall not be deemed to have incurred a One Year Break in Service if the Employee is absent from work because of:

         (i)      Service in the Armed Forces of the United States;

         (ii) An authorized leave of absence for sickness, vacation or sabbatical granted in writing and for a period not in excess of two years, or a temporary layoff for less than 12 months. Leaves of absence shall be authorized in a nondiscriminatory manner; or

         (iii) Disability, other than permanent and total disability, as defined in Section 4.09 of this Appendix B, causing an absence.

 (c) Service rendered prior to April 1, 1990 to Doubleday & Company, Inc. or any affiliated entity thereof within the meaning of Sections 414(b), (c), (m), and (o) of the Code shall be recognized for vesting purposes under the terms of the Pension Plan for Employees of Doubleday & Company, Inc. and its
         Associated Employers as in effect on March 31, 1990.

3.02     Credited Service

         Credited Service for purposes of this Appendix B means all Years of Vesting Service rendered as an Employee of Doubleday Book Shops, Inc., except as provided below. Any period between a Termination of Employment (as defined in Section 1.41 of this Appendix B) and a reemployment date which is counted as Years of Vesting Service as provided in Section 3.01 of this Appendix B shall not be counted as Credited Service, except that Credited Service shall include any period of absence from service with the Employer due to service in the Armed Forces of the United States which is counted in a Participant's Years of Vesting Service as provided in the Plan. An Employee's Credited Service rendered prior to a Termination of Employment will not be restored to him upon subsequent reemployment if the Employee received a lump sum amount as provided in Section 5.01(c).

                                                                         Page 72
3.03     Reemployment

 (a) If a Participant is reemployed by Doubleday Book Shops, Inc. and works at least eight days during a calendar month, any pension payments he is currently receiving shall be discontinued. After said month and prior to the month following his subsequent Termination of Employment, pension payments that the Participant would otherwise be entitled to receive shall be permanently withheld for each calendar month in which he works at least eight days.

 (b) If a Participant's employment with Doubleday Book Shops, Inc. continues after he attains Normal Retirement Age, his pension payments will be permanently withheld for each calendar month in which he works at least eight days.


 (c) If a Participant who was an employee of Doubleday Book Shops, Inc. is rehired by any other Employer, the provisions set forth in Section 3.03 of the Plan shall control.

3.04     Change in Employment Status

 (a) If an Employee employed by Doubleday Book Shops, Inc. on a full-time basis becomes employed on a part-time basis, his Years of Vesting Service prior to the date of such change in status shall be determined under the provisions of Section 3.01 of this Appendix B as applicable to a full-time Employee and his subsequent Years of Vesting Service shall be determined under the provisions of Section 3.01 of this Appendix B as applicable to a part-time Employee; provided, however, that in determining his Years of Vesting Service with respect to the Plan Year in which such change in status occurs, 190 Hours of Service will be counted for each month (or part thereof) of employment prior to the date such change took place.

 (b) If an Employee of Doubleday Book Shops, Inc. who is employed on a part-time basis becomes employed on a full-time basis, his Years of Vesting Service prior to the first day of the Plan Year coincident with or next following such change in status shall be determined under the provisions of Section 3.01 of this Appendix B as applicable to a part-time Employee and his subsequent Years of Vesting Service shall be determined under the provisions of Section 3.01 of this Appendix B as applicable to a full-time Employee; provided, however, that in the Plan Year in which such change in status occurs, such Employee will be credited with one full Year of Vesting Service if he completes 1,000 Hours of Service in such Plan Year. If the Employee is not credited with one full Year of Vesting Service in such Plan Year in accordance with the prior sentence, his Years of Vesting Service for the Plan Year in which the change in status occurred shall equal the Years of Vesting Service that would have been counted if the Employee had remained a full-time Employee up to the earlier of the end of such Plan Year or his Termination of Employment.

            ARTICLE 4. ELIGIBILITY FOR AND AMOUNT OF BENEFITS

4.01     Normal Retirement

 (a) The normal retirement Pension of a Participant attributable to his period of employment as an Employee of Doubleday Book Shops, Inc. shall be a monthly amount, payable at his Normal Retirement Date, equal to:


                  1/12 of 1.1 percent of Final Average Compensation up to Covered Compensation for each year of Credited Service (maximum 30 years) plus 1.67% of Final Average Compensation greater than Covered Compensation for each year of Credited Service (maximum 30 years).

4.03     Early Retirement

         If a Participant elects to begin payment of his early retirement Pension prior to his Normal Retirement Date, the Pension payable with respect to his period of employment as an Employee of Doubleday Book Shops, Inc. shall be equal to his accrued monthly Pension, as determined under this Appendix B, reduced by 5 percent for each full year that the date the Participant's early retirement benefit commences precedes his Normal Retirement Date, with pro rata reductions hereunder based on fractions of a year.

4.05     Spouse's Pension

 (a)     If a Participant who:

         (i)      is an Employee of Doubleday Book Shops, Inc.
                  dies in active service prior to his Annuity Starting Date having met the requirement for any pension benefit under
                  Article 4;

         (ii) was an Employee of Doubleday Book Shops, Inc. dies after Termination of Employment but prior to his Annuity Starting Date with entitlement to a pension benefit under Article 4; or

         (iii) was an Employee of Doubleday Book Shops, Inc. dies while accruing service under Section 4.09 of this Appendix B and prior to his Annuity Starting Date having met the requirement for any pension benefit under Article 4;

         his eligible surviving spouse (if any) shall be entitled to a monthly Pension payable for life. The first payment of such survivor Pension benefit shall be made on the first day of the month following what would have been the Participant's Normal Retirement Date or his date of death, if later. However, the eligible surviving spouse may elect to begin receiving payments on the first day of the month coinciding with or following the month in which the Participant would have attained age 55 and prior to his Normal Retirement Date or the date of the Participant's death, if later. The last monthly payment shall be made as of the first day of the month in which the eligible surviving spouse's death occurs.

         The amount of each monthly payment shall be equal to the amount of benefit the eligible surviving spouse would have received if the Pension benefit to which the Participant was entitled to as of his date of death had commenced on his Normal Retirement Date (or his date of death, if later) in the form of a Qualified Joint and Survivor Annuity and the Participant had died immediately thereafter. If the eligible surviving spouse elects an earlier commencement date, the amount of each payment shall be further adjusted to reflected commencement prior the Participant's Normal Retirement Date as follows:

         (i) If the Participant's death occurred after he attained age 55 and the eligible surviving spouse elects early commencement, the monthly Pension payable to the eligible surviving spouse shall be based on the amount of the benefit determined under
                  Section 4.01 of this Appendix B to which the Participant would have been entitled if he had requested benefit commencement in the form of a Qualified Joint and Survivor Annuity at that earlier date, reduced as provided in Section 4.03 of this Appendix.

         (ii) If the Participant's death occurred before he attained age 55 and the eligible surviving spouse elects a commencement date on or after the date the Participant would have attained age 55, the monthly pension payable to the eligible surviving spouse shall be based on the amount of benefit determined under Section 4.01 of this Appendix B to which the Participant would have been entitled if he had commenced payment in the form of a Qualified Joint and Survivor Annuity at that earlier date, reduced in accordance with the provisions of Section
                  4.04 of this Appendix.

 (b) A Participant described in paragraph (a) may not elect to waive the survivor annuity coverage under paragraph (a).

4.08     Protection of Benefits Accrued Prior to January 1, 1992

         Notwithstanding any provisions to the contrary, each Participant who was a participant in the Pension Plan for Employees of Doubleday Book Shops, Inc. on December 31, 1991 and who became a Participant in the Plan on January 1, 1992 shall not have his benefit (including optional forms of benefit and other benefits protected under Internal Revenue Code Section 411(d)(6) and regulations thereunder) accrued as of December 31, 1991 under the terms of the Pension Plan for Employees of Doubleday Book

         Shops, Inc. as in effect on such date reduced or eliminated.

4.09     Disability Retirement

         In the event a Participant, while he is an Employee of Doubleday Book Shops, Inc., becomes permanently and totally disabled before his Normal Retirement Date so that he is no longer able to continue in employment in the same or similar capacity, such Participant shall continue to be credited with Years of Vesting Service and years of Credited Service for all Plan purposes while he is permanently and totally disabled, but his Final Average Compensation shall be calculated as of the date he becomes permanently and totally disabled. Such Participant shall receive his retirement benefit as of his Normal Retirement Date unless he elects in writing to the Administrator that such benefit commence at an early retirement date. A Participant shall be deemed "permanently and totally disabled" if the Participant is entitled to and is receiving disability benefits under the Social Security Act.

                      ARTICLE 5. PAYMENT OF PENSIONS

5.02     Optional Forms of Payment

         In lieu of the amount and form of Pension payable to him under the Plan, and subject to any Spousal Consent required, a Participant may, under such rules as the Employer may prescribe, elect to have his Pension attributable to his employment as an Employee of the Doubleday Book Shops, Inc. (as determined under this Appendix B) paid under any of the following options:

         (a) The Ten-Year Certain and Life Option available under the Plan, determined by multiplying the amount that would be paid to him on a life only basis by the applicable reduction factor from Table 1 of this Appendix B.

         (b) A Five-Year Certain and Life Option that is a modified Pension payable during the Participant's life; if the Participant dies within 60 months of his Annuity Starting Date, the balance of those monthly payments shall be paid to the Beneficiary named by him when he elected the option. The monthly amount payable under this option will be determined by multiplying the amount that would be paid to the Participant on a life-only basis by the applicable reduction factor from Table 1 of this Appendix B.

         (c) The 50% Joint and Survivor Option available under the Plan, determined by multiplying the amount that would be paid to him on a life only basis by a reduction factor which is 90 percent, increased by 3/10 of 1 percent (but not more than 100 percent) for each year the contingent annuitant is older than the Participant, and decreased by 3/10 of 1 percent for each year the contingent annuitant is younger than the Participant.

         (d) The 100% Joint and Survivor Option available under the Plan, determined by multiplying the amount that would be paid to him on a life-only basis by a reduction factor which is 82 percent, increased by 6/10 of 1 percent (but not more than 100 percent) for each year the contingent annuitant is older than the Participant, and decreased by 6/10 of 1 percent for each year the contingent annuitant is younger than the Participant.

         In the event the Beneficiary named under the provisions of paragraph (a) or (c) above fails to survive the Participant and the Participant has not designated a contingent beneficiary, the Beneficiary shall be deemed to be in the order of sequence below: (1) the Participant's eligible surviving spouse, if any,
         (2) his children then living, (3) his brothers or sisters then living, or (4) his estate. If the designated Beneficiary survives the Participant but dies prior to receiving the full number of payments under the five- or ten-year certain and life option and the Participant has not designated a contingent Beneficiary, distribution of the remaining payments will be made to the Beneficiary's estate.

                              APPENDIX A

                               TABLE 1

      FIVE- OR TEN-YEAR CERTAIN AND LIFE FACTOR REDUCTION CHART

  Participant's          Five-Year            Ten-Year          Participant's          Five-Year            Ten-Year
  Attained Age        Certain & Life       Certain & Life       Attained Age        Certain & Life       Certain & Life
----------------     ----------------     ----------------     ---------------     ----------------     ----------------
       70                  .957                 .864                49                    .998                .981
       69                  .962                 .877                48                    .999                .982
       68                  .966                 .889                47                   1.000                .983
       67                  .970                 .901                46                   1.000                .984
       66                  .974                 .911                45                   1.000                .985
       65                  .977                 .921                44                   1.000                .986
       64                  .980                 .929                43                   1.000                .987
       63                  .982                 .937                42                   1.000                .988
       62                  .984                 .943                41                   1.000                .989
       61                  .986                 .949                40                   1.000                .990
       60                  .987                 .954                39                   1.000                .991
       59                  .988                 .959                38                   1.000                .992
       58                  .990                 .963                37                   1.000                .993
       57                  .990                 .966                36                   1.000                .994
       56                  .991                 .969                35                   1.000                .995
       55                  .992                 .972                34                   1.000                .996
       54                  .993                 .974                33                   1.000                .997
       53                  .994                 .976                32                   1.000                .998
       52                  .995                 .978                31                   1.000                .999
       51                  .996                 .979            30 and less              1.000               1.000
       50                  .997                 .980

                              APPENDIX B

                               TABLE 2

  REDUCTION FACTORS IF DEFERRED VESTED PARTICIPANT'S BENEFITS BEGIN
                    BEFORE NORMAL RETIREMENT DATE
            (interpolate for ages less than a whole year)

           Participant's                      Participant's
            Attained Age        Factor         Attained Age        Factor
          ---------------      --------      ---------------      --------
               65               1.000              44               .139
               64                .893              43               .128
               63                .799              42               .118
               62                .717              41               .109
               61                .645              40               .101
               60                .582              39               .093
               59                .526              38               .087
               58                .476              37               .080
               57                .432              36               .074
               56                .393              35               .069
               55                .358              34               .064
               54                .326              33               .059
               53                .298              32               .055
               52                .272              31               .051
               51                .250              30               .048
               50                .229              29               .044
               49                .210              28               .041
               48                .193              27               .038
               47                .177              26               .036
               46                .163              25               .033
               45                .150